SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                           FORM 8-KA1

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 6, 1997


                       ELECTROSOURCE, INC.

     (Exact name of registrant as specified in its charter)



  Delaware                               0-16323                 74-2466304

(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                   Identification Number)


2809 Interstate 35 South
San Marcos, Texas                                         78666

(Address of principal executive offices)                (Zip code)

Registrant's telephone number, including area code:  (512) 753-6500

(Former name or former address, if changed since last report)


Item 5.   Other.

      On March 6, 1997, the Company entered into an iterim Loan Agreement ("Loan Agreement") and Promissory Note ("Note") with a large domestic manufacturing company ("Lender"), a Fortune 500 company, with whom it is also discussing other business arrangements. The unsecured loan is for $500,000 and is payable on demand at any time after May 7, 1997. Interest is payable at 5% per annum. The Lender may credit the loan against any purchase price it agrees to pay for any other securities, however, there is no assurance that any other business arrangements will be completed with the Lender.


Item 7.   Financial Statements and Exhibits.

     None


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.



By:          /s/
  James M. Rosel
  Vice President Finance
  and General Counsel

Date:  April 2, 1997